     As filed with the Securities and Exchange Commission on August 6, 1997

                                                          Registration No. 333-
                                                                          ------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             THE GORMAN-RUPP COMPANY
             (Exact name of registrant as specified in its charter)

             OHIO                                   34-0253990
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                    305 Bowman Street, Mansfield, Ohio 44903
          (Address of principal executive offices, including zip code)

                                   ----------

              THE GORMAN-RUPP COMPANY EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                   ----------

                    Robert E. Kirkendall, Corporate Secretary
                             The Gorman-Rupp Company
                     305 Bowman Street, Mansfield Ohio 44903
                     (Name and address of agent for service)

                                   ----------

                                 (419) 755-1011
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                              Proposed maxi-        Proposed maxi-
Title of securities to    Amount to be        mum offering price    mum aggregate       Amount of
be registered             registered (1)      per share             offering price      registration fee

---------------------------------------------------------------------------------------------------------



COMMON SHARES,
WITHOUT PAR VALUE*           200,000          $19.75(2)              $3,925,000(2)       $1,189.39


---------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416(a), the number of Common Shares being registered hereunder may be increased from time to time to that number of Common Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of Common Shares. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee has been calculated, and the offering price estimated, in accordance with paragraphs (c) and (h) of Rule 457 upon the basis of the average of the high and low sales prices of Common Shares as reported on the American Stock Exchange on August 4, 1997, which was $19.625 per Common Share.

*     It is not presently anticipated that either treasury shares or original issue shares of the Company will be issued under the Employee Stock
      Purchase Plan, and therefore no such shares are hereby registered. This number of shares represents the estimated maximum number of presently outstanding Common Shares that could be purchased under the Plan with the employee and Company contributions during the period from August 6, 1997 through December 31, 2002, based upon the closing price of Common Shares of $19.75 on the American Stock Exchange on August 4, 1997.
=========================================================================================================

      This Registration Statement shall become effective automatically upon filing pursuant to Rule 462.

                     The Exhibit Index is located at Page 8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents previously or concurrently filed by The Gorman-Rupp Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997; and the description of the Company's Common Shares contained in the registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Under certain conditions, Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers of an Ohio corporation in defense of any civil, criminal, administrative or investigative proceeding.

         Article IV of the Company's Regulations (incorporated by reference herein from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994), which provides for indemnification in terms generally consistent with the statutory authority, is incorporated herein by reference.

         The Company has entered into an Indemnification Agreement (the "Agreement") with each present Director and such officers of the Company and its subsidiaries as have been designated by the Board of Directors. The effect of the Agreement is to provide for mandatory indemnification of an officer or Director of the Company, or of an individual who serves at the request of the Company as an officer, director, trustee, employee or agent of another corporation or entity, if the individual meets certain standards of conduct required by the Agreement. The Agreement provides indemnification to an individual who was or is a party to any threatened, pending or completed action, suit or proceeding, including any action, suit or proceeding threatened or instituted by or in the right of the Company. The Agreement also contemplates indemnification in connection with administrative and investigative proceedings as well as criminal and civil actions, suits or proceedings.

         The Company also maintains insurance covering certain liability of the Directors and officers of the Company and its subsidiaries.

ITEM 8.  EXHIBITS
         --------

      4(a) The Company's Amended Articles of Incorporation, as amended (incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994) (File No. 1-6747)

      4(b) The Company's Regulations (incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994) (File No. 1-6747)

      4(c) The Gorman-Rupp Company Employee Stock Purchase Plan, as amended and restated as of July 1, 1995

      23          Consent of Ernst & Young LLP

      24(a)       Certified Resolutions of the Company's Board of Directors

      24(b)       Power of Attorney of the Company

      24(c)       Power of Attorney of Directors and Officers

ITEM 9.  UNDERTAKINGS
         ------------

      A.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      H. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, State of Ohio, on this 6th day of August, 1997.

                                          THE GORMAN-RUPP COMPANY

                                          By: *ROBERT E. KIRKENDALL
                                              ------------------------
                                              Robert E. Kirkendall,
                                              Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                         Title                           Date
    ---------                         -----                           ----

 *JOHN A. WALTER                President, Principal             August 6, 1997
------------------------        Executive Officer
  John A. Walter                and Director


  *KENNETH E. DUDLEY            Treasurer and Principal          August 6, 1997
------------------------        Financial and
  Kenneth E. Dudley             Accounting Officer


  *JAMES C. GORMAN              Director                         August 6, 1997
------------------------
  James C. Gorman

  *WILLIAM A. CALHOUN           Director                         August 6, 1997
------------------------
  William A. Calhoun

  *JEFFREY S. GORMAN            Director                         August 6, 1997
------------------------
  Jeffrey S. Gorman

  *THOMAS E. HOAGLIN            Director                         August 6, 1997
------------------------
  Thomas E. Hoaglin

  *PETER B. LAKE                Director                         August 6, 1997
------------------------
  Peter B. Lake, Ph.D.

  *JAMES R. WATSON              Director                         August 6, 1997
------------------------
  James R. Watson

         *The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to Powers of Attorney executed by the Registrant and by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such Registrant, officers and Directors.

August 6, 1997

                                           By:  /s/ ROBERT E. KIRKENDALL
                                                ------------------------
                                                Robert E. Kirkendall,
                                                Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                  Exhibit                                          Page
Number                   Description                                      Number
------                   -----------                                      ------

4(a)         The Company's Amended Articles of Incorporation, as
             amended (incorporated herein by this reference from
             Exhibits (3)(4) of the Company's Annual Report on Form
             10-K for the year ended December 31, 1994)
             (File No. 1-6747)                                              N/A

4(b)         The Company's Regulations (incorporated herein by this
             reference from Exhibits (3)(4) of the Company's Annual
             Report on Form 10-K for the year ended
             December 31, 1994) (File No. 1-6747)                           N/A

4(c)         The Gorman-Rupp Company Employee Stock Purchase
             Plan, as amended and restated as of July 1, 1995                 9

23           Consent of Ernst & Young LLP                                    14

24(a)        Certified Resolutions of the Company's Board
             of Directors                                                    15

24(b)        Power of Attorney of the Company                                18

24(c)        Power of Attorney of Directors and Officers                     19